Exhibit 3.195.1

CERTIFICATE OF MERGER

OF

HLT OWNED MEZZ II-A LLC,

HLT OWNED MEZZ II-B LLC,

HLT OWNED MEZZ II-C LLC,

HLT OWNED MEZZ II-D LLC,

HLT OWNED MEZZ H-E LLC,

HLT OWNED MEZZ II-F LLC,

HLT OWNED MEZZ II-G LLC,

HLT OWNED MEZZ II-H LLC,

HLT OWNED MEZZ II-I LLC,

HLT OWNED MEZZ II-J LLC, AND

HLT OWNED MEZZ II-K LLC,

WITH AND INTO

HLT OWNED II HOLDING LLC

(Under Section 18-209 of the Delaware Limited Liability Company Act)

The undersigned, HLT Owned II Holding LLC, a Delaware limited liability company, DOES HEREBY CERTIFY:

FIRST: The name, jurisdiction of formation or organization, and type of entity of each of the constituent entities are as follows:

Name	Jurisdiction of Formation or Organization	Type of Entity
HLT Owned II Holding LLC	Delaware	Limited Liability Company
HLT Owned Mezz II-A LLC	Delaware	Limited Liability Company
HLT Owned Mezz II-B LLC	Delaware	Limited Liability Company
HLT Owned Mezz II-C LLC	Delaware	Limited Liability Company
HLT Owned Mezz II-D LLC	Delaware	Limited Liability Company
HLT Owned Mezz II-E LLC	Delaware	Limited Liability Company
HLT Owned Mezz II-F LLC	Delaware	Limited Liability Company
HLT Owned Mezz II-G LLC	Delaware	Limited Liability Company
HLT Owned Mezz II-H LLC	Delaware	Limited Liability Company
HLT Owned Mezz II-I LLC	Delaware	Limited Liability Company
HLT Owned Mezz II-J LLC	Delaware	Limited Liability Company
HLT Owned Mezz II-K LLC	Delaware	Limited Liability Company

SECOND: The Agreement and Plan of Merger, dated as of October 24, 2013, between HLT Owned II Holding LLC, a Delaware limited liability company, and HLT Owned Mezz II-A LLC, a Delaware limited liability company; HLT Owned Mezz II-B LLC, a Delaware limited liability company; HLT Owned Mezz II-C LLC, a Delaware limited liability company; HLT Owned Mezz II-D LLC, a Delaware limited liability company; HLT Owned Mezz II-E LLC, a

Delaware limited liability company; HLT Owned Mezz II-F LLC, a Delaware limited liability company; HLT Owned Mezz II-G LLC, a Delaware limited liability company; HLT Owned Mezz II-H LLC, a Delaware limited liability company; HLT Owned Mezz II-I LLC, a Delaware limited liability company; HLT Owned Mezz II-J LLC, a Delaware limited liability company, and HLT Owned Mezz II-K LLC, a Delaware limited liability company, has been approved and executed by each of the constituent entities in accordance with Section 18-209 of the Delaware Limited Liability Company Act.

THIRD: The name of the surviving domestic limited liability company is HLT Owned II Holding LLC (the “Surviving Company”).

FOURTH: The executed Agreement and Plan of Merger is on file at a place of business of the Surviving Company at 7930 Jones Branch Drive, McLean, VA 22102.

FIFTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Company, on request and without cost, to any member of any of the limited liability companies merging hereunder.

SIXTH: The effective time of the merger shall be 12:00 p.m. Eastern Time on October 25, 2013.

[Signature Page Follows]

IN WITNESS WHEREOF, Surviving Company has caused this certificate to be signed on this 24th day of October, 2013.

HLT OWNED II HOLDING LLC

By:	/s/ Sean Dell’Orto
Name: Sean Dell’Orto
Title: Authorized Person